CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Kallus, Chief Executive Officer of VGTel,  Inc. , hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) the Quarterly Report on Form 10-Q of VGTel,  Inc.  for the quarter ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the such Quarterly Report on Form 10-Q of VGTel, Inc.   for the quarter ended December 31,  2009 fairly presents, in all material respects, the financial condition and results of operations of VGTel, Inc.

VGTel, Inc.

Date: February 12, 2010	By:	/s/ Ron Kallus
Ron Kallus
Chief Executive Officer
(principal executive officer and duly authorized officer)